UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 7, 2004

(Date of earliest event reported)

THE REYNOLDS AND REYNOLDS COMPANY

(Exact name of registrant as specified in the charter)

OHIO	1-10147	31-0421120
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

THE REYNOLDS AND REYNOLDS COMPANY
ONE REYNOLDS WAY
DAYTON, OHIO 45402

(Address of Principal Executive Offices)

(937) 485-2000

(Registrant’s telephone number including area code)

115 SOUTH LUDLOW STREET
DAYTON, OHIO 45402

(Former name or former address, if changed since last report)

Item 9.  Regulation FD

     The Reynolds and Reynolds Company will participate in the CJS Securities, Inc. Investor Conference on January 7, 2004 and in the Sidoti & Company, LLC Institutional Investor Forum on January 8, 2004. These investor conferences will not be broadcast via a webcast. Although the Company does not believe that the information to be presented at the conferences contains material, non-public information regarding the Company, it is the policy of The Reynolds and Reynolds Company to make publicly available any materials presented at such investor conferences. Accordingly, the Company is filing this Form 8-K to provide to the public a copy of the presentation that will be made at these conferences. A copy of the presentation is attached hereto as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REYNOLDS AND REYNOLDS COMPANY

By: /s/ Douglas M. Ventura _____________________________

Douglas M. Ventura, Vice President, General Counsel and Secretary

Dated: January 6, 2004

Exhibit Index

99.1	Presentation of The Reynolds and Reynolds Company